Exhibit 99.1

                 Robert Mondavi Corporation Addresses Investors
                   at Bank of America Securities Conference;

       Goal to Enhance Position as Leading Premium Lifestyle Wine Company

        CEO Expects to Realize after-Tax Proceeds from Asset Divestitures of $400 - $500 Million

     NAPA, Calif.--Sept. 20, 2004-- Gregory M. Evans, President and CEO of The Robert Mondavi Corporation (Nasdaq:MOND), said today at the Bank of America Securities 34th Annual Investment Conference held in San Francisco, "Our goal is to enhance our position as a leading premium lifestyle wine company, with strong profitability and financial returns, and significant growth opportunities in a very attractive category."

     "Premium wine volumes in the U.S. continue to expand at over 4% per year, and the growing population of baby boomers suggests that these trends will continue for the next five years," he added. Evans also stated that although the company was early in the process and that there could be no assurances, the company expects to complete the potential divestiture of the luxury and non-strategic assets within one year, and estimates, subject to Audit Committee review, to realize between $400 million and $500 million in net after-tax proceeds from the divestitures under current wine industry and general economic conditions. Evans laid out a three point plan for the company which called for focusing on and investing in the company's attractive premium lifestyle wine business, capturing value from its luxury wine and other assets through divestitures that significantly exceed current public market values, and achieving financial flexibility through these cash proceeds to pursue value enhancing strategic and financial opportunities. "If we successfully complete the asset divestitures, we should have the flexibility to pursue attractive strategic opportunities such as increasing organic growth, developing new products, and expanding international business and to consider other ways to enhance shareholder value," said Evans. Evans concluded his conference remarks by saying, "Under the leadership of Ted Hall, as Chairman, the Board brings a wealth of global branding, M&A, financial and consumer packaged goods (CPG) experience to bear. The management team, which now has a very strong CPG focus, is energized as never before to build upon a foundation anchored by two of the strongest brands in the premium wine business: Woodbridge and Robert Mondavi Private Selection." A complete of copy Mr. Evans' presentation has been posted on the company's web site www.robertmondavi.com under the Investor Relations/ News & Events/Press Releases section.

     Important Information For Investors and Shareholders

     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE
(707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM. The company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the company's shareholders in connection with the proposed recapitalization plan is set forth in the company's annual report on Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC on September 10, 2004 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

     Forward-looking Statements

     This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. These forward-looking statements include, among others, those statements including the words "expects", "anticipates", "intends", "believes" and similar language. Such forward-looking statements include, for example, projections or predictions about the company's future growth, future financial ratios, the announced restructuring and the amount of the related charges, future actions of the company's lenders, the company's anticipated 2005 earnings, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry in general. Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to the company's California properties could affect the company's volume and revenue growth outlook. The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs, putting more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The restructuring announced on September 14, 2004 may impair management's ability to focus on other needed areas of business execution. There are also significant risks associated with restructuring, including the divestiture of the company's luxury wine assets and investments and non-strategic assets announced on September 14, 2004. There is no assurance that the company will successfully complete such divestitures, or that it will realize the after-tax proceeds it presently estimates for such divestitures. The lay offs and significant restructuring changes announced in connection with the company's September 14, 2004 restructuring will materially impair future earnings. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can or should be taken as a guarantee of what will happen in the future.

    CONTACT: Robert Mondavi Corporation
             Robert Philipps, 707-251-4850 (VP, Treasury & IR)
             Hilary Martin, 707-251-4487 (VP Corporate Communications)